Exhibit 99.1

CREDIT SUISSE SECURITIES (USA) LLC
1100 Louisiana Street	Phone 713 890 1400
Houston, TX 77002	www.credit-suisse.com
Board of Directors
Hanover Compressor Company
12001 North Houston Rosslyn
Houston, Texas 77086
Members of the Board:
     We hereby consent to the inclusion and description of our opinion letter dated February 3, 2007 to the Board of Directors of Hanover Compressor Company, included as Annex B to the Joint Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4 (File No.: 333-141695) of Exterran Holdings, Inc. (the “Registration Statement”) and the references to our firm in such Joint Proxy Statement/Prospectus under the headings “Summary — The Mergers — Opinion of Hanover’s Financial Advisor,” “The Mergers — Background of the Mergers,” “The Mergers — Hanover’s Reasons for the Mergers and Recommendation of Hanover’s Board of Directors” and “The Mergers — Opinion of Hanover’s Financial Advisor.” The foregoing consent applies only to Amendment No. 3 to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.
     In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
/s/ CREDIT SUISSE SECURITIES (USA) LLC
July 6, 2007